Exhibit 23 (a)

                    CONSENT OF INDEPENDENT ACCOUNTANTS


	 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 2, 1996, appearing on page 17 of Ecology and Environment, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996.

Price Waterhouse, LLP

Buffalo, New York
June 26, 1997